SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)      DECEMBER 19, 1996


                             TOUCAN GOLD CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



       DELAWARE                  33-28562                 75-2661571
(STATE OF INCORPORATION)(COMMISSION FILE NUMBER)(IRS EMPLOYER IDENTIFICATION NO)




8201 PRESTON ROAD, SUITE 600,       DALLAS, TEXAS                     75225
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE              (214) 890-8065
                                                   ---------------------------







          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.           OTHER EVENTS

                  As disclosed in its Form 8-K, dated November 1, 1996, Toucan Gold Corporation ("Toucan") on November 1, 1996 completed a Regulation S offering raising net proceeds of approximately $3.6 million. As disclosed in Toucan's Form 8-K/A, dated October 17, 1996, certain of these net proceeds were to be used by a wholly-owned Brazilian mining subsidiary (the "Subsidiary") of Toucan to acquire mining claims (the "Claims") in the Cuiaba Basin in the State of Mato Grosso, Brazil. These Claims, which number twenty-five (25) in the aggregate, are in the process of being acquired from Mr. Joseph J. Haraoui (the "Seller") pursuant to the following agreement and understanding:

                  (i) Toucan will make an initial payment to the Seller in the amount of U.S. $500,000. Upon receiving this initial payment, the Seller will grant to Toucan an irrevocable power-of-attorney over all twenty-five (25) Claims.

                  (ii) Toucan will pay to the Seller cash in the amount of U.S. $36,000 for each Claim that the Departmento Nacional De Producao Mineral ("DNPM") certifies is held with priority, having good, clean and transferable title.

                  (iii) Toucan will issue to the Seller 12,000 shares of Toucan Common Stock for each Claim that DNPM certifies is held with priority, having good, clean and transferable title.

                  (iv) Toucan will issue to the Seller a bonus payment of 50,000 shares of Toucan Common Stock if and when the Seller transfers good and clean title to all twenty-five (25) Claims to Toucan.

                  As of the date of filing of this Form 8-K, the initial payment of U.S. $500,000 has been made by Toucan to the Seller. Hence, Toucan now holds an irrevocable power of attorney over all of the Claims, which entitles Toucan, upon payment for such Claims as hereinabove provided, to transfer such Claims to the Subsidiary. Additionally, fourteen (14) of the twenty-five (25) Claims, which cover approximately 480 square miles, have been certified by the DNPM as held in priority, with good, clean and transferable. Accordingly, in December, 1996 Toucan made an additional payment to Seller of U.S. $504,000 (14 x 36,000). In addition, Toucan is obligated to issue to the Seller 168,000 (14 x 12,000) shares of Toucan Common Stock with respect to such Claims. Legal title to these fourteen (14) Claims is in the process of being transferred to the Subsidiary pursuant to the power-of-attorney.

                  If all remaining eleven (11) Claims are so certified by the DNPM, Toucan will pay to Seller an additional $396,000 and will issue to Seller an additional 182,000 shares of Toucan Common Stock, and legal title to these Claims will be transferred to the Subsidiary. There is no assurance that these remaining Claims will be certified by the DNPM and transferred to Toucan.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Toucan Gold Corporation
                                               (Registrant)



Date:  January 29, 1997                         By:/s/ Robert Jeffcock
                                                   -------------------
                                                   Robert Jeffcock
                                                   Chief Executive Officer

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